PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	MAY 31, 2011
1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON
TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP NOTES NEWS COVERAGE OF EVENTS
IN PORTFOLIO DURING THE WEEK OF MAY 23, 2011

Harris & Harris Group, Inc. (NASDAQ: TINY) notes news coverage of a number of events that occurred in its portfolio companies during the week of May 23, 2011, including:

On May 27, 2011, Solazyme, Inc. (NASDAQ: SZYM) completed an initial public offering (IPO) by selling 10,975,000 shares of common stock at $18 per share.  Shares of Solazyme closed the day at $20.71, a 15 percent increase from the price per share of the IPO.  Following the IPO, Harris & Harris Group owns 2,304,149 shares of common stock of Solazyme.  Solazyme is a renewable oil and bioproducts company and a leader in industrial biotechnology.  Founded in 2003 and headquartered in South San Francisco, Solazyme's technology allows microbes to produce oil and biomaterials in standard fermentation facilities quickly, efficiently and at large scale.  These oils and biomaterials are tailored not only for biofuel production, but also as replacements for fossil petroleum, plant oils and animal fats in a diverse range of products running from clean fuels and chemicals to cosmetics and foods.  News coverage of this IPO included:

•	The Financial Times – “Wall Street Welcomes Solazyme Offering.” This article can be accessed at http://www.ft.com/intl/cms/s/0/ecc4bd0c-88b5-11e0-afe1-00144feabdc0.html#axzz1Nvs1zamv.

•	The Wall Street Journal – “Solazyme Climbs Almost 18% Post-IPO.” This article can be accessed at http://online.wsj.com/article/SB10001424052702304520804576349613291317894.html?KEYWORDS=solazyme.

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Bloomberg – “Solazyme Surges 15% in Nasdaq Debut on Alternative Fuels Bet.” This article can be accessed at http://www.bloomberg.com/news/2011-05-27/solazyme-surges-in-first-trading-day-bet-on-demand-for-renewable-fuels.html?cmpid=yhoo.

On May 25, 2011, D-Wave Systems, Inc. announced Lockheed Martin Corporation has entered into an agreement to purchase a quantum computing system from the company.  D-Wave develops computing systems that leverage the physics of quantum mechanics in order to address problems that are difficult for traditional methods to solve in a cost-effective length of time.  Examples of such problems include software verification and validation, financial risk analysis, affinity mapping and sentiment analysis, object recognition in images, medical imaging classification, compressed sensing and bioinformatics.  D-Wave develops an architecture that is optimized for working with such problems.  This announcement follows publication by D-Wave of a peer-reviewed paper in the prestigious British scientific journal, Nature, which provides substantial evidence that D-Wave’s processor is enabled by quantum mechanics.  News coverage of the announcement of the sale of a computer to Lockheed Martin included:

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International Business Times – “D-Wave Sells Its First Quantum Computing System to Lockheed Martin.”  This article can be accessed at http://www.ibtimes.com/articles/154429/20110530/lockheed-martin-d-wave-quantum-annealing-processor-patents-quantum-computing.htm.

•	Wired.Co.UK – “D-Wave Sells Its First ‘Quantum’ Computer.” This article can be accessed at http://www.wired.co.uk/news/archive/2011-05/31/d-wave-quantum-computer.

•	PC World – “Lockheed Martin Bets Big on Quantum Computing.” This article can be accessed at http://www.pcworld.com/article/228921/lockheed_martin_bets_big_on_quantum_computing.html.

Harris & Harris Group is an investor in publicly traded Solazyme, Inc. and privately held D-Wave Systems, Inc.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The references to the website www.HHVC.com and all other websites in this press release have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.